Exhibit 99.1
Talen Energy Announces Strategic Realignment of Executive Management
HOUSTON, December 15, 2025 — Talen Energy Corporation (“Talen,” the “Company,” “we,” or “our”) (NASDAQ: TLN), a leading independent power producer, announced today that its Board of Directors (the “Board”) approved several changes to Talen’s executive management team to align with its business strategy and provide continuity of leadership.
“The Board has been laser focused on creating and preserving shareholder value by ensuring continuity of leadership and personal growth opportunities for our entire team. As such, I am extremely pleased to announce these leadership transitions that allow us to retain the management team. The Board has complete confidence in Talen’s executive team to continue building on the successes of the past several years and look forward to the continued value that the entire Talen team will deliver to the Company’s stakeholders,” said Stephen Schaefer, Chairman of the Board.
Effective immediately:
▪Mac McFarland will continue in his role as the Company’s Chief Executive Officer (responsible for the overall strategic direction of the Company) and a member of the Board;
▪Terry L. Nutt has been appointed President of the Company (responsible for the daily operations of the Company’s business, including plant operations, commercial activities, administrative functions, regulatory and other external stakeholder engagements); and
▪Cole Muller has been appointed Chief Financial Officer of the Company (responsible for accounting, treasury, risk management, financial planning, investor relations, tax and internal controls).
“I appreciate the confidence that the Board has in the team, and I’m excited about Talen’s future. We believe our talented team will build on our successes and capitalize on the opportunities in front of us. In Terry’s new role, he brings extensive knowledge of the industry and commodity markets given his prior experience. He is highly respected both inside and outside of Talen and has been a good partner to me. Additionally, Cole brings a strong financial and analytical presence to the CFO role. He is a fixture with the investment community, having been a large part of our investor outreach over the past two years. Both will serve Talen’s stakeholders well in their new roles, and I look forward to focusing on strategy and execution of the Talen flywheel,” said Mac McFarland.
In addition, the Company announced that:
•Brad Berryman will assume the role of Chief Operating Officer of the Company (responsible for operations of Talen’s entire power generation fleet), effective immediately,
•Ed Casulli will assume the role of Chief Nuclear Officer of the Company (responsible for operations of Talen’s Susquehanna nuclear power facility), effective immediately;
•Dale Lebsack will assume the role of Chief Asset Development Officer of the Company (responsible for assessing, designing and constructing new generation assets for Talen, as well as developing site opportunities for new generation and large load interconnections), effective immediately;
•Darren Olagues will continue as the Company’s Chief Development Officer (maintaining responsibility for corporate strategy and M&A activity, and expanding to oversee data center commercial strategies);
•Chris Morice will continue as the Company’s Chief Commercial Officer (responsible for the Company’s hedging and trading activities across all commodities and commercial origination efforts);
•Andy Wright will continue as the Company’s Chief Administrative Officer (responsible for human resources, information technology and corporate security); and
•John Wander, the Company’s General Counsel and Corporate Secretary, has notified the Company of his intent to retire at the end of June 2026. Mr. Wander will continue to provide oversight of the Company’s legal functions until retirement, and the Company will conduct a search process to identify Mr. Wander’s replacement.
“We want to thank John Wander for his leadership and tireless efforts these past three years and wish him well in his upcoming retirement,” Schaefer said.

Nutt and Muller Biographies
Mr. Nutt served as Chief Financial Officer of the Company from July 2023 through his appointment as President. He has over 25 years of experience in the energy industry, including time spent at independent power producers and energy trading firms. From 2018 until 2023, he served as Chief Financial Officer and Managing Director for EDF Trading North America (“EDF”), the energy commodity trading subsidiary of Électricité de France (EDF) S.A., a multinational energy utility headquartered in France. Prior to his service at EDF, Mr. Nutt served in multiple senior finance positions at Vistra Corporation (and its predecessor entities) (“Vistra”), including as Senior Vice President and Controller and Senior Vice President of Risk Management. Prior to his time at Vistra, Mr. Nutt worked in various finance roles at Dynegy Inc. Mr. Nutt earned his M.S. in Accounting and his B.B.A., summa cum laude, from Texas A&M University.
Mr. Muller most recently served as the Company’s Executive Vice President, Strategic Ventures prior to his appointment as Chief Financial Officer. Mr. Muller has been responsible for leading the Company’s strategic direction related to digital infrastructure development and data center contracting. Prior to that, he led the Company’s PJM Fossil business unit, where he was responsible for the Company’s eight gigawatts of PJM generation assets. Before joining the Company in 2018, he was an Associate Partner for McKinsey & Co., advising energy clients, including the Company, on strategic opportunities and operational transformations. He also previously served as a submarine officer in the U.S. Navy. A graduate of the U.S. Naval Academy, Mr. Muller holds a Bachelor of Science degree in Mathematics. He received his MBA from The Wharton School, and his JD from the University of Pennsylvania.
Employment Agreements and May 2026 Equity Award Settlement
In connection with these leadership changes. Messrs. McFarland, Nutt, Muller, Wright, Berryman, Morice, Lebsack and Olagues all entered into new employment agreements that replace the existing agreements that were generally set to terminate in May 2026. These agreements contain an initial term through February 28, 2027 (subject to automatic annual renewals thereafter unless the executive or the Company provide 90 days’ written notice of their intent not to extend the term).
As part of the Company’s retention planning efforts, the employment agreements contain a provision that allows up to 60% of the performance stock units and time-based restricted stock units that were granted in connection with the Company’s emergence from restructuring (the “Emergence Awards”) to be settled in cash based on the Company’s share price at the time of vesting in May 2026 (the “Cash Settlement”). The impact of this provision is expected to have a significant anti-dilutive effect on the number of Talen shares issued and outstanding in the public market. In consideration for the Cash Settlement, each executive has agreed to a further lock-up of any shares of Talen common stock received in the settlement of the Emergence Awards through November 13, 2026.
For illustrative purposes, utilizing an assumed stock price of $400 per share on the vesting date and a 60% post-tax Cash Settlement for certain plan participants, Talen would settle all of the plan participants’ vested Emergence Awards in approximately $388 million in cash for withholding taxes, $369 million in Cash Settlement and approximately 680,000 shares of Talen stock (as compared to issuing approximately 2,573,000 shares of Talen stock (inclusive of withholding taxes) if the Emergence Awards were not partially cash settled).
The Cash Settlement is subject to the ability of the Compensation Committee of the Board (the “Committee”) to modify the portion of the Emergence Awards that is cash-settled if the Committee determines that cash settlement would materially and adversely affect the Company.
Following the expected Cash Settlement in May 2026, the following named executive officers of the Company are projected to retain a significant level of stock ownership in the Company as measured in the Company’s Stock Ownership Guidelines (“SOG”) in multiples of annual base salary (calculations assume a $400 share price on the vesting date and a 60% post-tax cash settlement of the Emergence Grant and reflects only the shares received by the applicable executive in his Emergence Grant):

Named Executive	SOG	Multiple of Salary
Mac McFarland	6x	75x
Terry Nutt	5x	32x
Cole Muller	3x	25x
Brad Berryman	3x	48x

In addition, as part of the Company’s retention efforts, the extended employment agreements provide that the Company will grant new time-based restricted stock units and performance stock units in February 2026 that will vest over a two and three-year period (i.e., vesting in 2028 and 2029). These grants will be made in addition to the Emergence Awards and the previously granted time-based restricted stock units and performance stock units that will vest in 2027.
About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 13.2 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet located in the Mid-Atlantic, Ohio and Montana. Our team is committed to generating power safely and reliably, delivering the most value per megawatt produced. Talen is also powering the digital infrastructure revolution. We are well-positioned to serve this growing industry, as artificial intelligence data centers increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.

Investor Relations:
Sergio Castro
Vice President & Treasurer
InvestorRelations@talenenergy.com
Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com
Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things, statements regarding changes made to the Company’s executive leadership and the effective transition of such leadership into their new and/or expanded roles, capital expenditures, earnings, litigation, regulatory matters, hedging, liquidity and capital resources, accounting matters, expectations, beliefs, plans, objectives, goals, strategies, future events or performance, shareholder returns and underlying assumptions. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations and are subject to numerous factors that present considerable risks and uncertainties.

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